10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Fund ' 10f-3 procedures for the period
May 01, 2005 through April 30, 2006.


Fund
Income Advantage Fund
Advisor
EIMCO
Security
HCA Inc.  9.125%   11/15/14
Date
11/10/06
Cost
$4,025,000
% of Offering Purchase
0.71%
Broker
Citigroup
Members
Banc of America
JP Morgan
Merrill Lynch & Co.
Wachovia Securities

Fund
Income Advantage Fund
Advisor
EIMCO
Security
Regency Energy Partners LP
Date
12/11/2006
Cost
$3,125,000
% of Offering Purchase
0.48%
Broker
UBS Investment Bank
Members
Lehman Brothers
Wachovia Securities
Citigroup
JP Morgan